Exhibit 99.1


FOR IMMEDIATE RELEASE      Contact: For North Fork Bancorporation:
                                    Daniel M. Healy
                                    Executive Vice President
                                    Chief Financial Officer
                                    (631) 844-1258
                                    North Fork Bancorporation
                                    or
                                    Steve Frankel
                                    (212) 371-5999
                                    The Abernathy MacGregor Group

                                    For GreenPoint Financial Corp.:
                                    Richard Humphrey
                                    (212) 834-1201


            NORTH FORK ANNOUNCES $6.3 BILLION GREENPOINT ACQUISITION

             Earnings Impact Expected to be Record-Setting Accretion

         Merger Creates Largest Regional Bank in New York, Preeminent in
                               Metropolitan Area

       Complementary Combination Represents "Best in Class" Commercial and
                  Retail Bank with Tremendous Growth Platform

Melville, NY and New York - February 16, 2004 - North Fork Bancorporation,
Inc. (NYSE: NFB) and GreenPoint Financial Corp. (NYSE: GPT) announced today that they have signed a definitive agreement in which North Fork will acquire GreenPoint in an all-stock transaction valued at $6.3 billion. With over $50 billion in assets, $30 billion in deposits and over 340 branches on a pro forma basis, the transaction will create the largest regional bank in the New York metro area and the 16th largest bank holding company in the nation. The combination will bring together the core strengths of North Fork's formidable commercial and community banking capabilities and GreenPoint's highly successful consumer banking and mortgage businesses, enabling North Fork to expand its market penetration dramatically and diversify its customer base and revenue stream.

Under the terms of the agreement, in a tax-free exchange of shares, GreenPoint shareholders will receive a fixed exchange ratio of 1.0514 shares of North Fork common stock for each GreenPoint share held, valuing GreenPoint shares at $46.00 based on North Fork's closing price on February 13, 2004.

The transaction is expected to be 12% accretive to North Fork's 2005 earnings per share, and 13.5% accretive to tangible book value. This combination represents North Fork's most accretive transaction ever and the highest level of earnings accretion for any U.S. bank transaction of its size in recent history.

"The economics of this transaction are compelling," said John Adam Kanas, Chairman and Chief Executive Officer of North Fork. "We are bringing together two very simple and profitable banking strategies under one management team. It is completely consistent with our frequently

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stated acquisition philosophy of building shareholder value through increased profitability within our highly-coveted market. We intend to maintain both brand names and their strong respective brand identities in the marketplace."

Thomas S. Johnson, Chairman and Chief Executive Officer of GreenPoint, added, "The strategic rationale of this partnership is an exciting one for our shareholders, customers and employees. Shareholders of both companies have a tremendous opportunity to benefit from the long-term value creation of an enterprise that will be a major player in both commercial and consumer banking. GreenPoint customers will now have access to increased commercial banking, real estate and cash management products, and North Fork customers will have access to our proven expertise in retail banking and residential lending. Both GreenPoint and North Fork employees will have new career opportunities as part of a larger, faster-growing organization."

North Fork expects to generate over $1.5 billion in pre-tax income in the first full year of combined operations. The companies expect infrastructure cost savings in excess of $100 million. Integration risk and customer disruption will be at an absolute minimum as a result of the market segmentation model. The combination also improves North Fork's non-interest income component from its current level of 15% of total revenues to over 30%.

The definitive agreement has been approved unanimously by the Boards of Directors of both companies. The transaction is subject to all required regulatory approvals, approval by shareholders of both companies, and other customary conditions. Due diligence has been completed and the transaction is expected to be completed in the fourth quarter of 2004. The new North Fork Bancorporation Board of Directors will consist of 10 members from North Fork and five members from GreenPoint.

Mr. Kanas will continue to serve as Chairman and Chief Executive Officer of North Fork Bancorporation. Bharat B. Bhatt, currently President and Chief Operating Officer of GreenPoint, will be joining the senior management team of North Fork as Senior Executive Vice President. Mr. Johnson and Mr. Bhatt will each serve on the Board of Directors of North Fork Bancorporation.

North Fork was represented in the transaction by its financial advisor Sandler O'Neill & Partners, L.P. and its legal advisor Skadden, Arps, Slate, Meagher and Flom LLP. GreenPoint was represented by its financial advisors, Lehman Brothers and Keefe, Bruyette & Woods, and its legal advisor Wachtell, Lipton, Rosen & Katz.

North Fork will hold a conference call and webcast tomorrow, February 17, 2004, at 11:00 a.m. ET to discuss this merger. The Domestic Dial-In number is 800-239-8730. The International Dial-In number is 706-645-9215. Please use the passcode "North Fork" to access the event. The presentation that will be used may be obtained by logging on to North Fork's website at http://www.northforkbank.com or GreenPoint's website at http://www.greenpoint.com. Replay will be available at approximately 2:00 p.m. ET, February 17, 2004 and for one week following, through February 24. The domestic replay number is 800-642-1687. International replay number is 706-645-9291. The passcode for both the domestic and international replays is 5583391.

ABOUT NORTH FORK BANCORPORATION, INC.
-------------------------------------
North Fork Bancorporation, Inc., www.northforkbank.com, is a $20 billion multi-bank holding company headquartered in Melville, New York and has consistently ranked as one of the top

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performing commercial banks in the country. Including the pending acquisition of
Trust Company of New Jersey, North Fork will operate over 250 branches throughout the metropolitan New York City area including New Jersey, Long Island and Connecticut.

ABOUT GREENPOINT FINANCIAL CORP.
--------------------------------
GreenPoint Financial Corp., www.greenpoint.com, is a $23 billion asset bank holding company and is among the most profitable of the 50 largest banking companies in the country. GreenPoint's businesses, a national mortgage business and a New York retail bank with 90 branches, are complementary to each other and therefore reduce the cyclical nature of earnings growth inherent in the financial services industry.

                                      * * *

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between North Fork Bancorporation, Inc. ("North Fork") and GreenPoint Financial Corp. ("GreenPoint"), including future financial and operating results, North Fork's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of North Fork's and GreenPoint's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of North Fork and GreenPoint stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause North Fork's and GreenPoint's results to differ materially from those described in the forward-looking statements can be found in the 2002 Annual Reports on Forms 10-K of North Fork and GreenPoint, and in the Quarterly Reports on Form 10-Q of North Fork and GreenPoint filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the release, and neither North Fork nor GreenPoint assumes any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about North Fork and GreenPoint, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, NY 11747; Attention: Corporate Secretary, 631-844-1252; or GreenPoint Financial Corp., 90 Park Avenue, New York, New York 10016; Attention: Richard Humphrey, 212-834-1201.

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The respective directors and executive officers of North Fork and GreenPoint and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. INFORMATION REGARDING NORTH FORK'S DIRECTORS
AND EXECUTIVE OFFICERS IS AVAILABLE IN ITS PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY NORTH FORK ON MARCH 21, 2003, AND INFORMATION REGARDING GREENPOINT'S DIRECTORS AND EXECUTIVE OFFICERS IS
AVAILABLE IN ITS PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY GREENPOINT ON MARCH 28, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.